Exhibit 4-A

                              THIRD AMENDMENT TO
                    SHAREHOLDER PROTECTION RIGHTS AGREEMENT

	THIRD AMENDMENT, dated as of June 30, 1997, to the Shareholder Protection Rights Agreement dated as of September 12, 1989 (the "Agreement") between Mercantile Bankshares Corporation, a Maryland corporation
(the "Company"), and Mercantile-Safe Deposit and Trust Company, a Maryland trust company, as Rights Agent (the "Rights Agent").

	WHEREAS, the Company and the Rights Agent entered into the Agreement specifying the terms of the Rights (as defined therein);

	WHEREAS, A First Amendment to the Agreement was executed and delivered, as of December 31, 1989, to reflect certain adjustments resulting from a split of the Company's outstanding Common Stock effected on December 31, 1989;

	WHEREAS, a Second Amendment to the Agreement was executed and delivered, as of September 30, 1993, to reflect certain adjustments resulting from a split of the Company's outstanding Common Stock effected on September 30, 1993;

	WHEREAS, the Company has effectuated a further split of its outstanding Common Stock in the form of a stock dividend pursuant to which one additional share of the Company's authorized but unissued Common Stock has become issuable on June 30, 1997 for each two shares of outstanding Common Stock held of record at the close of business on June 20, 1997, pursuant to which the Exercise Price (applicable to a Right) as defined in the Agreement has been automatically adjusted from $60 to $40, and the Redemption Price (applicable to a Right) has been automatically adjusted from $.0033 to $.0022; and

	WHEREAS, certain amendments to the Agreement are deemed desirable to implement the purposes of the Agreement in view of the aforesaid stock split and automatic adjustments;

	NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

        1. The current "Exercise Price," as defined in the Agreement, is hereby confirmed to be adjusted from $60 to $40. The current "Redemption Price," as defined in Article I of the Agreement, is hereby confirmed to be adjusted from $0.0033 to $0.0022.

        2. Exhibit A to the Agreement (Form of Rights Certificate) is amended in the following respects: (i) the reference to the initial Exercise Price per Right is changed from $60 to $40 and (ii) the reference to the redemption price per Right is changed from $0.0033 to $0.0022.

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        3.  In all respects not inconsistent with the terms and provisions of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms and provisions. The parties may, after or in conjunction with the execution and delivery of this Amendment, enter into a restated Agreement setting forth in full the terms of the Agreement as amended hereby.

	IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


				MERCANTILE BANKSHARES CORPORATION


                                By:     /s/ H. Furlong Baldwin
                                        ----------------------------
					H. Furlong Baldwin, Chairman


				MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY


                                By:     /s/ Edward K. Dunn, Jr.
                                        ----------------------------
					Edward K. Dunn, Jr.


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                                                                 EXHIBIT A
                                                                 ---------

                       [Form of Rights Certificate]

Certificate No. W-                                          Rights
                                                 -----------      -------


            THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE
            RIGHTS AGREEMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES
            OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.


                             Rights Certificate

                       MERCANTILE BANKSHARES CORPORATION

           This certifies that                     , or registered assigns, is
the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Protection Rights Agreement, dated as of September 12, 1989 (as such may be amended from time to time, the "Rights Agreement"), between Mercantile Bankshares Corporation, a Maryland corporation (the "Company"), and Mercantile-Safe Deposit and Trust Company, a Maryland trust company, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on September 29, 1999, one two-hundredth of a fully paid share of Class A Preferred Stock (the "Preferred Stock"), of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights
Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in the city of Baltimore. The Exercise Price shall initially be $40 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

           In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of any entity other than the Company or securities or assets of the Company other than Preferred Stock, all as provided in the Rights Agreement.

           This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated

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herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

           This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

           Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances at its option at a redemption price of $0.0022 per Right or (b) exchanged by the Company under certain circumstances at its option for one share of Common Stock or one two-hundredth of a share of Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

           No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

           This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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           WITNESS the facsimile signature of the proper officers of the
Company and its corporate seal.


Date:
     --------------------

ATTEST:					MERCANTILE BANKSHARES CORPORATION



------------------------------          By:----------------------------------
Secretary




Countersigned:

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY



By: -------------------------------
	Authorized Signature

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                  [Form of Reverse Side of Rights Certificate]


                             FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificates.)


		FOR VALUE RECEIVED 				 hereby
                                   ------------------------------
sells, assigns and transfers unto
                                 --------------------------------------------
                                 (Please print name and address of transferee)

                            this Rights Certificate, together with all right,
----------------------------
title and interest therein, and does hereby irrevocably constitute and
appoint                               Attorney, to transfer the within Rights
       -------------------------------
Certificate on the books of the within-named Company, with full power of substitution.

Dated:			, 19
      ------------------    ----

Signature Guaranteed:
                                           -----------------------------
                                           Signature
                                           (Signature must correspond to name
                                           as written upon the face of this
                                           Rights Certificate in every
                                           particular, without alteration or
                                           enlargement or any change
                                           whatsoever).


           Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

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   --------------------------------------------------------------------------
                          (To be completed if true)

   The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                                        ---------------------
							Signature



   --------------------------------------------------------------------------

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                         [To be attached to each Rights Certificate]


                            FORM OF ELECTION TO EXERCISE
                            ----------------------------

                         (To be executed if holder desires to
                           exercise the Rights Certificate.)


TO:  MERCANTILE BANKSHARES CORPORATION

                The undersigned hereby irrevocably elects to exercise
                                                                     ------
whole Rights represented by the attached Rights Certificate to purchase one two-hundredth of a share of Class A Preferred Stock, issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

                ------------------------------------------------
                Address
                ------------------------------------------------
                ------------------------------------------------
		Social Security or Other Taxpayer
		Identification Number:
                ------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


                ------------------------------------------------
                Address
                ------------------------------------------------
                ------------------------------------------------
		Social Security or Other Taxpayer
		Identification Number:
                ------------------------------------------------


Dated: 			, 19
      ------------------    ----

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Signature Guaranteed:                    ----------------------------------
                                              Signature
                                         (Signature must correspond to name
                                         as written upon the face of this
                                         Rights Certificate in every
                                         particular, without alteration or
                                         enlargement or any change whatsoever)

           Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.



------------------------------------------------------------------------------
                         (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                             --------------------------
                                             Signature


------------------------------------------------------------------------------



                                  NOTICE
                                  ------


           In the event the certification set forth above is not completed in connection with a purported assignment or exercise, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly will deem the Rights evidenced by this Rights Certificate to be void and not transferable or exercisable.

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